SETTLEMENT AGREEMENT

        This Settlement Agreement ("Agreement") is made and entered into as of this 10th day of April, 2007 (the "Effective Date"), by and between Admiralty Holding Company, Inc., a Colorado Corporation ("ADMH"), by Admiralty Corporation, a Georgia Corporation (“Admiralty”), and by Admiralty Marine Operations, Ltd., a Bahamas, West Indies Corporation ("AMO"), on the one hand; and, Walter S. Cytacki, an individual resident of River Rouge, Michigan ("Cytacki"), and, G. Howard Collingwood, a resident of Irmo, South Carolina (“GHC”), on the other hand. ADMH, Admiralty, and AMO, Cytacki, and, GHC are collectively referred to as the "Parties".

R E C I T A L S:

A.  Whereas, Admiralty Holding Company and subsidiaries (the “Company”) desire to avoid an imminent, clear, and present danger to the safety and security of personnel and the public from, and property damage to, the ship the New World Legacy, IMO No. 9203978, Port of registry, Montego Bay, Jamaica, West Indies, Official No. and call sign, 6YRC2  (the “Ship”), a Wasting Asset, caused by the Company’s running out of funds and being unable to protect and preserve the Ship and operation thereof; and

Whereas, all systems and personnel aboard the New World Legacy may be in harm’s way and otherwise at risk due to a shortage of food, fuel and the capacity to have electrical service when the generator ceases to be operational; and

Whereas, the Company has loans outstanding to certain individuals who have liens against the Ship (the “Liens”) to secure the repayment of said loans (Walter S. Cytacki, et al), including the Company’s CEO, G. Howard Collingwood; and

    Whereas, the Company has specifically excluded the Liens from those certain agreements with the investors known collectively as The N.I.R. Group of Funds, LLC of Roslyn, N.Y., pursuant to which agreements the Company has pledged all other assets; and

    Whereas, to avoid possible legal risks, maritime and environmental pollution fines, liens, seizures, and foreclosures; and

    Whereas, certain demands, concerns and controversies as a proper course of action to avoid litigation have arisen between the Parties;

    Whereas: On March 29, 2007, Cytacki was given notice, because of his Security Interest in the Ship, from Eagan Insurance Agency. Inc. that the Ship’s hull insurance policy number H 1016198 was subject to be cancelled on April 9, 2007 and, in response, Cytacki and GHC contacted ADMH’s CFO to be sure of the facts causing the nonpayment of the policy; and

   Whereas Cytacki and GHC were informed of the non-funding of ADMH in order to continue operations and pay for the ship’s operations (as of now continued promises for funding from The N.I.R. Group of Funds, LLC of Roslyn, NY which have not materialized); and

   Whereas concern and Ship difficulties, along with the threat to property and life, have continued to mount since notice from the insurance agency was received, the crisis continues, and the lead creditor of ADMH, The N.I.R. Group of Funds, LLC of Roslyn, NY, indicated late Tuesday afternoon, that they will not provide emergency funding; and

    Whereas, in order to avoid additional liabilities to the parties, to resolve the controversy over what action(s) to take, including forestalling and precluding the filing of claims and counter-claims (referred to herein as the “Action"), to wit and more specifically, the dispute between the parties concerns the liens, loans, rights to possession, title to, and ownership of the ship, the New World Legacy, IMO No. 9203978, Port of registry, Montego Bay, Jamaica, West Indies, Official No. and call sign, 6YRC2 (collectively referred to as the “Disputed Ship”); and

   Whereas, the Parties desire to settle their disputes regarding the Action and the Disputed Ship on the terms and conditions set forth below due to the matters set forth hereinabove and the fact that the Disputed Ship is a Wasting Asset; and

   Whereas, the Parties do not intend to release any other claims unless specifically set forth below, and the Parties recognize each has standing as concerns the Disputed Ship; and

   Whereas, the Parties agree that Admiralty and AMO are still bound by the Ship’s loan agreements of March 31, 2004 (the $128,950.83 "Promissory Note with GHC"), March 31, 2004 (the $150,000 “Promissory Note with Cytacki”), October 26, 2004 (the $50,000 “Promissory Note #2004-4 with Cytacki”), which, unless specifically modified herein, remain in full force and effect;

   NOW, THEREFORE, in consideration of mutual covenants and agreements contained herein, the Parties hereto, intending to be legally bound, do hereby covenant and agree as follows:

1.
Dismissals with Prejudice. Cytacki and GHC hereby agree to dismiss with prejudice any and all claims in or pertaining to the Action. ADMH, Admiralty, and AMO hereby agree to dismiss with prejudice any and all counterclaims in or pertaining to the Action. ADMH, Admiralty, and AMO, and, Cytacki and GHC each agree to sign a forgiveness of all notes between the parties and attached hereto as Exhibit "A" within 24 hours after Cytacki 's receipt of the Ship’s title, in lieu of judicial foreclosure, as required by Paragraph 3(c) below.

 Payment by ADMH, Admiralty, and AMO. ADMH, Admiralty, and AMO, by giving this Ship’s Quitclaim Title, agree to settlement of the following notes, plus all accrued interest thereon: the $128,950.83 Promissory Note with GHC, the $150,000 Promissory Note with Cytacki, and the $50,000 Promissory Note #2004-4 with Cytacki.

2.	Delivery of Quitclaim Title to the Ship. AMO agrees to transfer to Cytacki title to and possession of the Ship as described below:

        (a)  ADMH, Admiralty, and AMO represent and warrant that Schedule B is the list of Promissory Notes given by ADMH (formerly Ruby Mining Company) in favor Cytacki and GHC as of the Effective Date of ratification by the Board of Directors of ADMH, including but not limited to, all rights of Security Interest in, possession of and ownership to have and to hold the Disputed Ship as they see fit.

        (b)  Simultaneously with the execution of this Agreement, Cytacki and GHC agree that Cytacki shall be the lead creditor to the Action and the Quitclaim Title to the Ship shall be in Cytacki’s name only. Cytacki and GHC further agree that they will settle between themselves the disposition of the Ship as Affiliates and both stipulate receipt of the Ship as though both received same to settle this Action and the notes referenced above shall be deemed satisfied by transfer to said title to the Ship.

        (c)  Within five (5) days of the filing of the execution of this Agreement, AMO shall issue and deliver to Cytacki the Quitclaim Title to the Ship as of the effective date of this Agreement, such Title to be evidenced by such documentation as shll be commercially reasonable for transfers of oceangoing vessels.

        (d)   Cytacki and GHC agree to give ADMH a receipt that all Promissory Notes recited in Section 1. have been paid in full along with all past and present accrued interest as of the effective date of this Agreement.

        (e)  Definitions:

i. "Affiliate" shall mean a person or entity that directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the person or entity specified.

ii. “Standing”. The ability of a person to assert an interest in seized or forfeited property. A legal concept that a person has an ownership or possessory interest in property so as to exercise dominion and control over it. A person with standing may contest a forfeiture action.

iii. “Wasting Asset”. Property whose value may diminish after the time of its seizure so that an interlocutory sale may be justified, or that has so diminished in value that forfeiture is no longer practicable. For example, realty in general; livestock; a business operating under state or local licensing requirements where seizure may result in suspension or revocation of the license; and cars, planes, or boats that are expensive to maintain.

3.
Security Interest: This is to acknowledge that, in the event the transfer of title contemplated herein shall be decalred null and void for any reason, then the security interest in the Ship of Cytacki and GHC shall in all respects be reinstated and they shall have a first priority lien and security interest in the Ship.

4.	Ownership of Ship.

        (a).  ADMH, Admiralty, and AMO hereby acknowledge and agree that Cytacki now and henceforth owns all right, title and interest in and to, and controls and is entitled to possession of the Ship and any goodwill in connection therewith.

        (b).  After the Effective date of this Agreement, ADMH, Admiralty, and AMO shall not take any action with respect to the Ship that interferes in any respect with any licensing or similar agreement entered into Cytacki or a work contract of the Ship from ADMH, Admiralty, and AMO, either on, before or after the date hereof.

        (c).  ADMH, Admiralty, and AMO hereby waive any and all rights to make any claim of any type whatsoever with respect to the Ship.

        (d).  ADMH, Admiralty, and AMO shall withdraw and terminate any existing oppositions, revocations, and nullity actions and any other legal actions, if any, and shall not take any future actions challenging the validity of the ownership of the Ship by Cytacki and GHC.

5.
Limited Covenant Not to Sue. Cytacki and Affiliates, and its successors-in-interest to the Ship, agree to not seek to enforce their rights under the loans referenced above against ADMH, Admiralty, and AMO, or its successors-in-interest, or to not seek damages from ADMH, Admiralty, and AMO, successors-in-interest for past, present or future rights to the Ship, other than for any activities involving agreements which may be entered into in the future between the Parties.

6.	Release of Claims and Reservation of Rights.

        (a).  ADMH, Admiralty, and AMO, for themselves and their agents, successors, assigns, representatives, officers, directors, shareholders, employees, agents, Affiliates, partners, predecessors, successors, heirs, executors, and attorneys, hereby release and discharge Cytacki and Affiliates, and agents, successors, assigns, representatives, officers, directors, shareholders, employees, agents, Affiliates, partners, predecessors, successors, heirs, executors, and attorneys, from any and all from any and all known and unknown claims, demands, sums of money, actions, rights, causes of action, debts, obligations, costs, expenses, attorney's fees, damages, and liabilities whatsoever, relating to the Ship and giving rise to the Action

        (b).  Cytacki and Affiliate, for itself and agents, successors, assigns, representatives, officers, directors, shareholders, employees, agents, Affiliates, partners, predecessors, successors, heirs, executors, and attorneys, hereby release and discharge ADMH, Admiralty, and AMO, and their respective agents, successors, assigns, representatives, officers, directors, shareholders, employees, agents, Affiliates, partners, predecessors, successors, heirs, executors, and attorneys, from any and all known and unknown claims, demands, sums of money, actions, rights, causes of action, debts, obligations, costs, expenses, attorney's fees, damages, and liabilities whatsoever relating to the Ship and giving rise to the Action.

        (c).  Notwithstanding anything in this Agreement to the contrary, no other waivers, releases, or licenses (either expressed or implied), to other Ship’s rights (other than Ship) are provided herein. The parties further agree that they are reserving their rights to assert their own business interest and or intellectual property against each other (other than as provided in the Releases and the Covenant Not to Sue)

7.
Risk of Liquidation. The Parties acknowledge that, in agreeing as part of the settlement and dismissal of the Action to dismiss its Action with prejudice, Cytacki and Affiliate are taking the risk that ADMH, Admiralty, and AMO will (i) liquidate, wind up or dissolve (or suffer any liquidation, windup or dissolution), (ii) suspend operations other than in the ordinary course of business, (iii) be unable to generally pay its debts (including its payrolls) as such debts become due, (iv) make a general assignment for the benefit of creditors; (v) file a voluntary petition in bankruptcy or a petition or answer seeking reorganization, to effect a plan or other arrangement with creditors or any other relief under the Bankruptcy Code or under any other state or federal law relating to bankruptcy or reorganization granting relief to debtors, or (vi) be adjudicated a bankrupt, or shall make an assignment for the benefit of creditors, or shall apply for or consent to the appointment of any custodian, receiver or trustee for all or any substantial part of ADMH, Admiralty, and AMO property. In the event that ADMH, Admiralty, and AMO challenge the applicability of this provision or if this provision is held to be void and unenforceable for any reason, Cytacki and Affiliate shall be entitled to any and all other damages and remedies otherwise provided at law, including attorneys' fees.

8.
Consideration. This Agreement, and the releases given herein, and the dismissals referenced herein, are supported by the mutual promises and covenants contained in this Agreement, and in the other agreements referenced herein, which the Parties agree constitute good and valuable consideration.

9.	Own Costs. Each party shall bear its own costs and expenses, including attorney's fees, in connection with the Action and the negotiation and execution of this Agreement.

10.
Entire Agreement. This Agreement and the agreements referenced herein are the entire agreements among the parties here/thereto with respect to the subject matter(s) here/thereof, and they supersede all prior and contemporaneous oral and written agreements and discussions between/among such parties with respect to such matter(s). Agreement, the terms of this Agreement shall apply. This Agreement may be amended only by an agreement in writing, signed by each of the signatories to this Agreement.

11.
Not Severable. The terms and conditions of this Agreement are not severable. However, if any provision of this Agreement is held by a court of competent jurisdiction to be unenforceable or contrary to law, it shall be modified where practicable to the extent necessary so as to be enforceable (giving effect to the intention of the Parties) and the remaining provisions of this Agreement shall not be affected.

12.
Warranties. As a condition of this Agreement, each of the Parties represents and warrants to each of the other Parties hereto that there has been no assignment, conveyance or transfer or purported assignment, transfer or conveyance by it of any interest in any of the Released Claims. Further, each of the Parties represents and warrants that it is the sole owner and party-in-interest regarding its respective released claims. In the event that any claim or demand should be made or litigation instituted against any Party or Parties arising out of or with respect to the Released Claims, the Party or Parties in breach of the foregoing representation and warranty shall indemnify and hold the other Party or Parties harmless from and against such claim, demand or litigation, including all attorneys' fees and costs incurred with respect to such matters.

13.
Transfer of Ship. Any transfer of ownership (other than by maritime licenses) of the Ship by AMO shall be subject to ADMH, Admiralty, and AMO obligations to Cytacki and Affiliate set forth in this Agreement.

14.
Settlement Not an Admission. Settlement of the Action, including all negotiations leading to the settlement, the payment of consideration therefore, the contents of this Agreement and any documents executed in connection herewith are not intended to constitute and shall not constitute any admission or concession of any kind.

15.
Attorney's Fees. Should any dispute arise between the parties hereto or their legal representatives, successors and assigns concerning any provision of this Agreement or the rights and duties of any person in relation thereto, the party prevailing in such dispute shall be entitled, in addition to any other relief that may be granted, to recover attorneys' fees and legal costs in connection with such dispute.

16.
Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the respective successors, assigns and legal representatives of the Parties hereto. Nothing in this Agreement, express or implied, is intended to confer upon any person other than the Parties hereto, or their respective successors, heirs and assigns, any rights or benefits under or by reason of this Agreement.

17.
Governing Law. This Agreement shall be governed and construed under applicable federal law, including the law of admiralty and maritime, as applicable, and the laws of the State of Georgia, excluding any conflict of law provisions. Each party irrevocably consents to the exclusive personal jurisdiction of the federal and state courts located in Douglasville or Douglas County, Georgia, as applicable, for any matter arising out of or relating to this Settlement Agreement.

18.
Execution and Counterparts. This Agreement may be executed in any number of original counterparts. Any such counterpart, when executed, shall constitute an original of this Agreement, and all such counterparts together shall constitute one and the same Agreement. However, this Agreement will not be deemed effective until each Party has executed at least one original counterpart of this Agreement. True and correct copies may be used in lieu of the original. A facsimile signature shall be deemed to constitute an effective signature hereunder, provided that any Party submitting a facsimile signature shall immediately provide each other Party with an original signature via overnight delivery.

19.	Further Assurances. The Parties hereby agree to execute such further documents or instruments as may be reasonably necessary or appropriate to carry out the intention of this Agreement.

        IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first above written.

WALTER S. CYTACKI
By:	Name: Walter S. Cytacki Title:
ADMIRALTY MARINE OPERATIONS, LTD.
By:	Name: Murray D. Bradley, Jr. Title: President

ADMIRALTY CORPORATION
By:	Name: Murray D. Bradley, Jr. Title: Sr. V.P., Secretary and Treasurer
ADMIRALTY HOLDING COMPANY
By:	Name: Murray D. Bradley, Jr. Title: Secretary and CFO

G. HOWARD COLLINGWOOD
By:	G. Howard Collingwood

Exhibit A

PROMISSORY NOTE HOLDERS

$128,950.83 Promissory Note - dated March 31, 2004
G. Howard Collingwood	404-433-5272
104 Rideoutte Point Road
Irmo, SC 29063

$150,000 Promissory Note - dated March 31, 2004
Walter S. Cytacki	313-842-8040
P.O. Box 18247
225 Marion Street
River Rouge, MI 48218

$50,000 Promissory Note - dated September 27, 2004
Walter S. Cytacki	313-842-8040
P.O. Box 18247
225 Marion Street
River Rouge, MI 48218

QUITCLAIM TITLE

THIS QUITCLAIM TITLE, Executed this ____ day of __________________, 2007, by first party, Admiralty Marine Operations, Limited, whose post office address is 3318 Hwy. 5, No. 504, Douglasville, GA 30135-2600,

to second party, Walter S. Cytacki, whose post office address is P.O. Box 18247, 225 Marion Street; River Rouge, MI 48218 .

WITNESSETH, That the said first party, for good consideration and for the sum of $10 and the cancellation of certain Promissory Notes outlined in the Settlement Agreement between the parties dated April 10, 2006, paid by the said second party, the receipt whereof is hereby acknowledged, does hereby remise, release and quitclaim unto the said second party forever, all the right, title, interest and claim which the said first party has in and to the following described ship, New World Legacy, IMO No. 9203978, Port of registry, Montego Bay, Jamaica, West Indies, Official No. and call sign, 6YRC2 and improvements and appurtenances there o registered in the Country of Jamaica, and owed by Admiralty Marine Operations, Ltd., (a wholly owned subsidiary of Admiralty Holding Company), whose offices are located in the County of Douglas, State of Georgia , to wit:

IN WITNESS WHEREOF, The said first party has signed and sealed these presents the day and year first above written.

Signed, sealed and delivered in presence of:

____________________________     ______________________________
Witness                                                   First Party: Admiralty Marine Operations, Ltd.
                       By: Murray D. Bradley, Jr., President

____________________________     ______________________________
Witness                  Second Party: Walter S. Cytacki

STATE OF            }
COUNTY OF       }

On________________________________before me,__________________________, personally appeared___________________________________________________, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

WITNESS my hand and official seal.

_____________________________
Signature

Affiant: _____Known _____Unknown

ID Produced: __________________________

[Seal]